Exhibit 99.1
Feb. 21, 2008
DTE Energy announces 2007 Results: $5.70 Per Share of Reported Earnings, $2.82 Per Share of Operating Earnings
     • Non-utility asset sales drive reported earnings increase
     DETROIT — DTE Energy (NYSE:DTE) today announced reported 2007 earnings of $971 million, or $5.70 per diluted share, compared with $433 million, or $2.43 in 2006. The earnings growth was largely due to the sale of the company’s Antrim Shale business and an increase in synthetic fuel income.
     “We are pleased with our reported earnings because it reflects the success of our non-utility monetization plan,” said Anthony F. Earley Jr., DTE Energy Chairman and CEO. “We recognize, however, that the long-term growth of our utilities, Detroit Edison and MichCon, is the key to our future success. Our core utility businesses are now positioned to deliver strong, sustained earnings.
     “We expect more than 80 percent of our earnings to come from our utilities in 2008 and beyond as we make investments in our utilities to produce clean, reliable and cost-effective energy for our customers. In 2008 we look forward to collaborating with key stakeholders to enact comprehensive energy legislation that will secure Michigan’s energy future.”
     2007 operating earnings excluding synthetic fuel were $2.82 per diluted share compared with $2.89 in 2006. Earnings increased at the company’s MichCon gas utility business primarily due to colder weather, while Power & Industrial Projects showed strong earnings growth primarily due to benefits from project restructuring actions taken in 2006. The repurchase of approximately 13.8 million shares of common stock during 2007 also drove earnings per share higher. These increases were offset by the temporary rate reduction at Detroit Edison and lower earnings at Energy Trading primarily due to the absence of strong earnings recorded in 2006. Reconciliations of reported to operating earnings for both the quarter ended and 12 months ended Dec. 31, 2007 and 2006, are at the end of this news release.
Operating earnings and other results for 2007, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $2 per diluted share versus $2.03 in 2006. Drivers of the variance included the temporary rate reduction, which expires in April 2008, computer system start-up costs and higher storm-restoration expense, partially offset by the return of customers from Electric Choice, warmer summer weather and the reconciliation of power supply costs from 2004 and 2005.
     Gas Utility: Primarily consisting of MichCon, this segment had operating earnings of $0.48 per diluted share compared with $0.36 in 2006. Driving the improvement was favorable weather partially offset by computer system start-up costs.
     Coal and Gas Midstream: This segment had operating earnings of $0.31 per diluted share compared with $0.29 in 2006. Higher gas storage revenues were the primary driver for the increase in earnings.
     Unconventional Gas Production: Operating earnings for this segment were $0.06 per diluted share compared with $0.05 in 2006, primarily due to higher gas production from the

Barnett Shale offset by the impact from the June 2007 sale of the company’s Antrim Shale business.
     Power and Industrial Projects: Operating earnings from Power and Industrial Projects were $0.15 per diluted share compared with an operating loss of $0.04 per diluted share in 2006. Key earnings drivers were increased coke production in 2007 and improved performance from projects restructured in 2006.
     Energy Trading: This segment had operating earnings of $0.31 per diluted share compared with $0.54 in 2006. Timing-related gains in 2006 were not repeated in 2007.
     Corporate and Other: This segment had an operating loss of $0.49 per diluted share, compared with a loss of $0.34 in 2006, primarily due to higher single-business tax and interest in 2007.
     Synthetic Fuel: As planned, the company classified the synthetic fuel business as a discontinued operation as of Dec. 31, 2007, due to the expiration of production (or Section 29) tax credits. Therefore, synthetic fuel earnings are excluded from operating earnings. This segment had GAAP reported earnings of $1.20 per diluted share versus $0.27 in 2006. This favorable variance was driven by increased production.
Outlook for 2008
     DTE Energy reiterated its 2008 operating earnings guidance of $2.70 to $3.10 per diluted share.
     “In 2008, we remain committed to earning our authorized returns at Detroit Edison and MichCon,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We delivered $100 million in incremental cost reductions in 2007 and expect that our current continuous improvement initiatives will enable us to provide best-in-class operational efficiency and customer service while producing long-term earnings growth.”
Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, is available on the company’s website at dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Friday, Feb. 22, to discuss 2007 earnings results and provide a general business update. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers are (877) 852-6581 or (719) 325-4759. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Feb. 22 to March 7. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 4209041.
     A package of slides with supplemental information will be available and archived on the company’s website at dteenergy.com/investors.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
     Use of Operating Earnings Information — In this news release, DTE Energy discusses 2008 operating earnings guidance. It is likely that certain items that impact the company’s 2008 reported results will be excluded from operating results. Reconciliations to the comparable 2008 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
     Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance, including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations, and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; timing, terms and proceeds from any asset sale or monetization; and implementation of new processes and new core information systems. This release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, MichCon’s and Detroit Edison’s 2006 Form 10-K and 2007 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
# # #
For further information, members of the media may contact:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807
Analysts — for further information:

Dan Miner	Lisa Muschong
(313) 235-5525	(313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in Millions, Except per Share Amounts)	2007	2006	2007	2006
Operating Revenues	$2,211	$2,038	$8,506	$8,159

Operating Expenses
Fuel, purchased power and gas	957	779	3,553	3,056
Operation and maintenance	610	684	2,892	2,677
Depreciation, depletion and amortization	220	212	932	990
Taxes other than income	81	68	357	309
Gain on sale of non-utility business	(3)	—	(900)	—
Other asset (gains) and losses, reserves and impairments, net	15	3	37	67

	1,880	1,746	6,871	7,099

Operating Income	331	292	1,635	1,060

Other (Income) and Deductions
Interest expense	132	135	533	525
Interest income	(1)	(7)	(25)	(26)
Other income	(42)	(20)	(93)	(61)
Other expenses	14	28	65	86

	103	136	480	524

Income Before Income Taxes and Minority Interest	228	156	1,155	536

Income Tax Provision	36	30	364	146

Minority Interest	1	—	4	1

Income from Continuing Operations	191	126	787	389

Discontinued Operations
(Income) loss from discontinued operations, net of tax	(37)	44	4	208
Minority interest in discontinued operations (1)	(27)	(60)	(188)	(251)

	64	16	184	43
Cumulative Effect of Accounting Change, net of tax	—	—	—	1

Net Income	$255	$142	$971	$433

Basic Earnings per Common Share
Income from continuing operations	$1.17	$.71	$4.64	$2.19
Discontinued operations	.40	.09	1.09	.24
Cumulative effect of accounting change	—	—	—	.01

Total	$1.57	$.80	$5.73	$2.44

Diluted Earnings per Common Share
Income from continuing operations	$1.17	$.71	$4.62	$2.18
Discontinued operations	.39	.09	1.08	.24
Cumulative effect of accounting change	—	—	—	.01

Total	$1.56	$.80	$5.70	$2.43

Weighted Average Common Shares Outstanding
Basic	162	177	169	177
Diluted	163	178	170	178

Dividends Declared per Common Share	$.53	$.53	$2.12	$2.075

(1)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31
	2007				2006
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (1)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$110	$(1	) A	$112	$68	$2	A	$70
		3	B

Gas Utility	39	(4	) A	44	34	5	C	36
		3	C			(3	) A
		6	D

Non-utility Operations
Coal & Gas Midstream	15	—		15	17	—		17

Unconventional Gas Production	(9)	11	E	2	4	—		4

Power and Industrial Projects	17	(5	) F	13	(6)	1	F	2
		1	C			7	I

Energy Trading	(1)	—		(1)	26	—		26

Total Non-utility operations	22	7		29	41	8		49

Corporate and Other	(1)	(24	) A	(22)	(17)	—		(17)

		3	G

Income from Continuing Operations	170	(7)		163	126	12		138

Discontinued Operations	85	1	H	—	16	11	H	—
		(86)	L			1	J
						1	K
						(29	) L

Net Income	$255	$(92)		$163	$142	$(4)		$138

(1) Segment results exclude inter-segment eliminations.

Adjustments key
A) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B) Detroit Thermal	Increase in loss reserves
C) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D) GCR Disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs
E) Barnett impairment	Exploratory well write down
F) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007; impairment charge for Crete in 2006
G) Antrim sale	Net impact pertaining to Antrim sale
H) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
I) Impairment charge	Impairment charge of Biomass landfill gas projects
J) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
K) Georgetown	Operating results relating to discontinuance of Georgetown operations
L) Synfuels	Operating results relating to discontinuance of synfuel operations

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended December 31
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings (1)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.67	$0.02	B	$0.69	$0.38	$0.01	A	$0.39

Gas Utility	0.24	(0.02	) A	0.27	0.19	0.03	C	0.20
		0.01	C			(0.02	) A
		0.04	D

Non-utility Operations
Coal & Gas Midstream	0.09	—		0.09	0.08	—		0.08

Unconventional Gas Production	(0.06)	0.07	E	0.01	0.03	—		0.03

Power and Industrial Projects	0.10	(0.03	) F	0.08	(0.04)	0.01	F	0.01
		0.01	C			0.04	I

Energy Trading	—	—		—	0.16	—		0.16

Total Non-utility operations	0.13	0.05		0.18	0.23	0.05		0.28

		(0.15	) A
Corporate and Other	—	0.02	G	(0.13)	(0.10)	—		(0.10)

Income from Continuing Operations	1.04	(0.03)		1.01	0.70	0.07		0.77

Discontinued Operations	0.52	0.01	H	—	0.09	0.06	H	—
		(0.53	) L			0.01	J
						(0.16	) L

Net Income	$1.56	$(0.55)		$1.01	$0.79	$(0.02)		$0.77

(1) Segment results exclude inter-segment eliminations.

Adjustments key
A) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
B) Detroit Thermal	Increase in loss reserves
C) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D) GCR Disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs
E) Barnett impairment.	Exploratory well write down
F) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007; impairment charge for Crete in 2006
G) Antrim sale	Net impact pertaining to Antrim sale
H) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
I) Impairment charge	Impairment charge of Biomass landfill gas projects
J) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
K) Georgetown	Operating results relating to discontinuance of Georgetown operations
L) Synfuels	Operating results relating to discontinuance of synfuel operations

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31
	2007				2006
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (1)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$317	$6	A	$340	$325	$38	H	$363
		17	B

Gas Utility	70	6	C	82	50	16	C	66
		6	D

Non-utility Operations
Coal & Gas Midstream	53	—		53	50	1	C	51

Unconventional Gas Production	(217)	211	E	11	9	—		9
		17	F

Power and Industrial Projects	30	(5	) G	26	(80)	1	C	(9)
		1	C			13	I
						27	J
						21	G
						9	K

Energy Trading	32	21	E	53	96	—		96

Total Non-utility operations	(102)	245		143	75	72		147

Corporate and Other	481	(566	) E	(85)	(61)	—		(61)

Income from Continuing Operations	766	(286)		480	389	126		515

Discontinued Operations	205	(205	) P	—	43	4	L	—
						1	M
						26	N
						4	O
						(78	) P

Cumulative Effect of Accounting Change	—	—		—	1	(1	) Q	—

Net Income	$971	$(491)		$480	$433	$82		$515

(1) Segment results exclude inter-segment eliminations.

Adjustments key
A) Regulatory asset surcharge	Adjustment for billed sales
B) Detroit Thermal	Increase in loss reserves
C) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D) GCR Disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs
E) Antrim sale	Net impact pertaining to Antrim sale
F) Barnett impairment	Exploratory well write down
G) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007; impairment charge for Crete in 2006
H) Stranded cost and PSCR disallowance	Impact of September 2006 MPSC disallowance of 2004 stranded costs and PSCR reconciliation
I) Impairment charge	Impairment charge PepTec operations
J) Impairment charge	Impairment charge of River Rouge merchant generation facility
K) Impairment charge	Impairment charge of Biomass landfill gas projects
L) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
M) Georgetown	Operating results relating to discontinuance of Georgetown operations
N) 2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
O) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
P) Synfuels	Operating results relating to discontinuance of synfuel operations
Q) Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of SFAS No. 123(R)

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Twelve Months Ended December 31
	2007				2006
	Reported			Operating	Reported			Operating
	Earnings (1)	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.86	$0.04	A	$2.00	$1.82	$0.21	H	$2.03
		0.10	B

Gas Utility	0.41	0.04	C	0.48	0.28	0.08	C	0.36
		0.03	D

Non-utility Operations

Coal & Gas Midstream	0.31	—		0.31	0.28	0.01	C	0.29

Unconventional Gas Production	(1.27)	1.23	E	0.06	0.05	—		0.05
		0.10	F

Power and Industrial Projects	0.18	(0.03	) G	0.15	(0.45)	0.01	C	(0.04)
						0.08	I
						0.15	J
						0.12	G
						0.05	K

Energy Trading	0.19	0.12	E	0.31	0.54	—		0.54

Total Non-utility Operations	(0.59)	1.42		0.83	0.42	0.42		0.84

Corporate and Other	2.82	(3.31	) E	(0.49)	(0.34)	—		(0.34)

Income from Continuing Operations	4.50	(1.68)		2.82	2.18	0.71		2.89

Discontinued Operations	1.20	(1.20	) P	—	0.24	0.02	L	—
						0.01	M
						0.15	N
						0.02	O
						(0.44	) P

Cumulative Effect of Accounting Change	—	—		—	0.01	(0.01	) Q	—

Net Income	$5.70	$(2.88)		$2.82	$2.43	$0.46		$2.89

(1) Segment results exclude inter-segment eliminations.

Adjustments key
A) Regulatory asset surcharge	Adjustment for billed sales
B) Detroit Thermal	Increase in loss reserves
C) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
D) GCR Disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs
E) Antrim sale	Net impact pertaining to Antrim sale
F) Barnett impairment	Exploratory well write down
G) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007; impairment charge for Crete in 2006
H) Stranded cost and PSCR disallowance	Impact of September 2006 MPSC disallowance of 2004 stranded costs and PSCR reconciliation
I) Impairment charge	Impairment charge PepTec operations
J) Impairment charge	Impairment charge of River Rouge merchant generation facility
K) Impairment charge	Impairment charge of Biomass landfill gas projects
L) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
M) Georgetown	Operating results relating to discontinuance of Georgetown operations
N) 2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
O) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
P) Synfuels	Operating results relating to discontinuance of synfuel operations
Q) Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of SFAS No. 123(R)